Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Certicom Corp. on Form S-8 of our report dated June 13, 2000 appearing in the Annual Report on Form 10-K of Certicom Corp. for the year ended April 30, 2000.

DELOITTE & TOUCHE LLP
Chartered Accountants


Toronto, Canada
December 21, 2000